                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 2

                                       TO

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report:  February 17, 2000
             (Date of earliest event reported:  December 15, 1999)

                                RAZORFISH, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                     000-25847                   13-3804503
(State or other jurisdiction of    (Commission File Number)  (IRS Employer
incorporation)                                               Identification No.)


          107 Grand Street, 3rd Floor, New York, New York          10013
            (Address of Principal Executive Offices)           (Zip Code)

                                 (212) 966-5960
              (Registrant's telephone number, including area code)

                                Not applicable.
         (Former name or former address, if changed since last report)

     Item 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits.

     The undersigned Registrant hereby amends Item 7 of its current report on Form 8-K dated December 15, 1999 to read in its entirety as follows:

     (a)  Financial Statements of Acquired Companies.

                        Report of Independent Accountants


To the Shareholder of
Lee Hunt Associates, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, shareholder's equity (deficit) and cash flows present fairly, in all material respects, the financial position of Lee Hunt Associates, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As explained in Note 1, on December 1, 1999, 100% of the Company's common stock was acquired by Razorfish, Inc. in exchange for Razorfish, Inc. Class A Common Stock.

Boston, Massachusetts                                 PricewaterhouseCoopers LLP
January 27, 2000

LEE HUNT ASSOCIATES, INC.
BALANCE SHEETS

                                                                                 December 31,      SEPTEMBER 30,
                                                                                    1998               1999
                                                                                 -----------       -----------
                                                                                                   (Unaudited)
ASSETS

Current assets
    Cash and cash equivalents                                                    $    19,503       $   706,554
    Marketable securities                                                             50,718              --
    Accounts receivable, net of allowance for doubtful accounts of $101,352
      at December 31, 1998 and September 30, 1999, respectively                      878,016         1,865,004
    Prepaid expenses and other current assets                                         97,307           145,703
                                                                                 -----------       -----------

        Total current assets                                                       1,045,544         2,717,261

Property and equipment, less accumulated depreciation of $603,436 and
  $779,329, at December 31, 1998 and September 30, 1999, respectively              1,171,869         1,001,892
Other assets                                                                          87,495            85,576
                                                                                 -----------       -----------

        Total assets                                                             $ 2,304,908       $ 3,804,729
                                                                                 -----------       -----------

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Current liabilities
    Accounts payable and accrued expenses                                        $ 2,014,932       $ 3,565,970
    Bank note payable                                                                425,000           225,000
    Current maturities of long-term debt                                             160,566           119,648
    Loan payable to officer/shareholder                                              161,887           530,007
    Deferred rent                                                                    215,266           240,840
    Deferred revenue                                                                 219,440           128,506
    Other current liabilities                                                         22,227             7,897
                                                                                 -----------       -----------

        Total current liabilities                                                  3,219,318         4,817,868

Long-term debt, less current maturities                                              117,427            69,874
                                                                                 -----------       -----------

        Total liabilities                                                          3,336,745         4,887,742
                                                                                 -----------       -----------

SHAREHOLDER'S EQUITY (DEFICIT)

Common stock, $.01 par value; 1,000 shares authorized 100 shares issued and
  outstanding at December 31, 1998 and September 30, 1999, respectively                    1                 1
Additional paid-in capital                                                           109,173           109,173
Accumulated deficit                                                               (1,156,695)       (1,192,187)
Unrealized gain on marketable securities available for sale                           15,684              --
                                                                                 -----------       -----------

        Total shareholder's equity (deficit)                                      (1,031,837)       (1,083,013)
                                                                                 -----------       -----------

        Total liabilities and shareholder's equity (deficit)                     $ 2,304,908       $ 3,804,729
                                                                                 -----------       -----------



   The accompanying notes are an integral part of these financial statements.

 LEE HUNT ASSOCIATES, INC.
TATEMENTS OF OPERATIONS


                                                    FOR THE
                                                   YEAR ENDED           FOR THE NINE MONTHS ENDED
                                                  DECEMBER 31,                SEPTEMBER 30,
                                                      1998               1999               1998
                                                  ------------       ------------       ------------
                                                                               (UNAUDITED)
Revenue                                           $ 11,928,659       $ 12,676,579       $  9,561,419
Production costs                                     9,960,739         10,606,733          7,505,169
                                                  ------------       ------------       ------------

        Gross profit                                 1,967,920          2,069,846          2,056,250

Selling, general and administrative expenses         3,582,301          2,065,181          2,645,432
                                                  ------------       ------------       ------------

    (Loss) income from operations                   (1,614,381)             4,665           (589,182)
                                                  ------------       ------------       ------------

Other income (expense):
    Interest and dividend income                         5,322              2,287              2,509
    Gain on sale of marketable securities                 --               31,579               --
    Interest expense                                   (88,847)           (74,023)           (64,668)
                                                  ------------       ------------       ------------

        (Loss) income before income taxes           (1,697,906)           (35,492)          (651,341)

Provision for income taxes                                --                 --                 --
                                                  ------------       ------------       ------------

        Net (loss) income                         $ (1,697,906)      $    (35,492)      $   (651,341)
                                                  ------------       ------------       ------------

   The accompanying notes are an integral part of these financial statements.

LEE HUNT ASSOCIATES, INC.
STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                                              COMMON STOCK
                                     ------------------------------      RETAINED     UNREALIZED                         TOTAL
                                       NUMBER                           ADDITIONAL     EARNINGS     GAIN (LOSS) ON   SHAREHOLDER'S
                                         OF                              PAID-IN     (ACCUMULATED     MARKETABLE        EQUITY
                                       SHARES            AMOUNT          CAPITAL       DEFICIT)       SECURITIES        (DEFICIT)
                                       ------            ------          -------       --------       ----------     -------------
Balance, December 31, 1997                   100       $         1     $   109,173    $   541,211     $   (14,128)    $   636,257

Adjustment for unrealized
  gain on marketable
  securities available for sale                                                                            29,812          29,812

Net loss                              (1,697,906)       (1,697,906)                    (1,697,906)                     (1,697,906)
                                     -----------       -----------     -----------    -----------     -----------     -----------

Balance, December 31, 1998                   100                 1         109,173     (1,156,695)         15,684      (1,031,837)

Sale of marketable
  security                               (15,684)          (15,684)                                       (15,684)        (15,684)

Net loss                                 (35,492)          (35,492)                       (35,492)                        (35,492)
                                     -----------       -----------     -----------    -----------     -----------     -----------

Balance, September 30,
  1999 (unaudited)                           100       $         1     $   109,173    $(1,192,187)    $      --       $(1,083,013)
                                     -----------       -----------     -----------    -----------     -----------     -----------

   The accompanying notes are an integral part of these financial statements.

LEE HUNT ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS

                                                                   FOR THE                  (UNAUDITED)
                                                                  YEAR ENDED         FOR THE NINE MONTHS ENDED
                                                                 DECEMBER 31,              SEPTEMBER 30,
                                                                     1998              1999              1998
                                                                 -----------       -----------       -----------
Cash flows from operating activities
    Net (loss) income                                            $(1,697,906)      $   (35,492)      $  (651,341)
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
      Depreciation and amortization                                  245,949           175,893           184,464
      Provision for doubtful accounts                                101,352              --             101,352
      Gain on sale of marketable security                               --             (31,579)             --
    Changes in operating assets and liabilities:
      Accounts receivable                                            594,118          (986,988)          729,742
      Unbilled revenue                                                  --                --             (28,246)
      Prepaid expenses and other current assets                       96,099           (48,396)          (78,087)
      Other assets                                                      --               1,919              --
      Accounts payable and accrued expenses                          854,626         1,551,038           281,051
      Other current liabilities                                         (157)          (14,330)          (22,384)
      Deferred rent                                                   68,227            25,574            60,142
      Deferred revenue                                                29,708           (90,934)         (189,732)
      Customer deposits                                             (137,336)             --            (137,336)
                                                                 -----------       -----------       -----------

        Net cash provided by operating activities                    154,680           546,705           249,625
                                                                 -----------       -----------       -----------

Cash flows (used in) provided by investing activities:
    Purchase of property and plant                                  (250,123)           (5,916)         (228,744)
    Proceeds from sale of marketable securities                         --              66,613              --
                                                                 -----------       -----------       -----------

        Net cash (used in) provided by investing activities         (250,123)           60,697          (228,744)
                                                                 -----------       -----------       -----------

Cash flows (used in) provided by financing activities:
    Proceeds from bank note                                             --             425,000              --
    Principal payments on bank note payable                          (25,000)         (625,000)             --
    Proceeds from officer/shareholder loan payable                      --             500,000              --
    Principal payments on officer/shareholder loan payable           (28,756)         (131,880)          (24,115)
    Principal payments on long-term debt                             (75,898)          (88,471)          (48,450)
                                                                 -----------       -----------       -----------

        Net cash (used in) provided by financing activities         (129,654)           79,649           (72,565)
                                                                 -----------       -----------       -----------

Net (decrease) increase in cash and cash equivalents                (225,097)          687,051           (51,684)
Cash and cash equivalents, beginning of period                       244,600            19,503           244,600
                                                                 -----------       -----------       -----------

        Cash and cash equivalents, end of period                 $    19,503       $   706,554       $   192,916
                                                                 -----------       -----------       -----------

Supplemental disclosure
    Interest paid                                                $    88,847       $    74,023       $    56,385
    Income taxes paid                                            $    70,873       $      --         $    70,873

   The accompanying notes are an integral part of these financial statements.

1.       ORGANIZATION

         Lee Hunt Associates, Inc., (the "Company"), was incorporated on May 11, 1990, under the laws of the State of New York. The Company is located in New York City, and its principal activity is branding, strategic marketing and creative production for the entertainment industry.

         On December 1, 1999, 100% of the Company's common stock was acquired by Razorfish, Inc. in exchange for Razorfish, Inc. Class A common stock.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The major accounting and reporting policies which have been followed in preparing the accompanying financial statements are as follows:

         REVENUE RECOGNITION

         Revenues from production contracts are recognized on the percentage of completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. The Company considers total costs to be the best available measure of progress on these contracts. Deferred revenue consists of amounts billed at a rate in excess of revenues recognized to date. Unbilled revenue represents revenues recognized on production contracts in excess of billing dates. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

         PRODUCTION COSTS

         Production costs include external direct costs associated with the production contracts and the salaries and related costs of all production personnel.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

         MARKETABLE SECURITIES

         The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115) in 1995. All marketable securities are classified as "available for sale" and, accordingly, are reported at fair value as of the balance sheet date, with net unrealized gains and losses reported as a component of stockholder's equity. The cost of securities is based on the specific identification method.

         The following is a summary of available-for-sale securities at December 31, 1998:

                                                                      GROSS               ESTIMATED
                                                                    UNREALIZED               FAIR
                                                     COST              GAINS                VALUE

          Equity securities                       $  35,034          $   15,684           $   50,718
                                                  ---------          ----------           ----------

         For the year ended December 31, 1998, there were no realized gains on sales of available-for-sale securities. CONCENTRATION OF CREDIT RISK Substantially all of the Company's business activity and related accounts receivable is with clients operating in the entertainment industry, none of which are collateralized.

         For the year ended December 31, 1998, three customers accounted for 43% of total revenues.

         Accounts receivable as of December 31, 1998 consisted of five customers that represented 58% of total accounts receivable.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of all current assets and liabilities approximate fair value due to the short-term maturity of these financial instruments. The carrying amount of long-term debt approximates fair value.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over estimated useful lives of five to thirty-nine years. Leasehold improvements and equipment held under capital leases are amortized utilizing the straight-line method over the lesser of the estimated useful life of the asset or lease term.

         COMPREHENSIVE INCOME

         During 1998, the Company adopted SFAS No. 130 "Reporting Comprehensive Income," which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The components of comprehensive income are as follows:


                                FOR THE YEAR
                                  ENDED             FOR THE NINE MONTHS ENDED
                                DECEMBER 31,                SEPTEMBER 30,
                                    1998               1999            1998

Net (loss) income               $(1,697,906)     $   (35,492)     $  (651,341)
Unrealized gain (loss) on
  marketable securities
  available for sale                 29,812               --          (12,440)

Comprehensive (loss) income     $(1,668,094)     $   (35,492)     $  (663,781)
                                ===========      ===========      ===========




         INCOME TAXES

         Effective January 1, 1997, the Company and its shareholder have elected to be taxed under the provisions of subchapter "S" of the Internal Revenue Code. Accordingly, no federal income tax will be imposed upon the Company. Instead, the income derived therefrom will be taxed directly to the individual shareholder. A similar election has been made in the State of New York, for which the Company has incurred only minimum taxes. The City of New York does not recognize such an election.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, specifically for the allowance for doubtful accounts and the useful lives of fixed assets, that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
         Actual results could differ from those estimates.

         UNAUDITED FINANCIAL STATEMENTS

         The financial information as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 is unaudited. The unaudited financial information included herein as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim consolidated financial statements. In the opinion of the Company, these unaudited financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The consolidated results for interim periods are not necessarily indicative of the results expected for a full year.


3.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1998 consist of the following:


         Equipment                                                   $1,112,427
         Furniture and fixtures                                         254,310
         Leasehold improvements                                         408,568
                                                                     ----------

                                                                      1,775,305

         Less: accumulated depreciation                                 603,436
                                                                     ----------

                                                                     $1,171,869
                                                                     ----------


         Depreciation and amortization was $245,949 for the year ended December 31, 1998. As of December 31, 1998, the cost of equipment under capital leases was $398,897, and the related accumulated amortization was $125,604.

4.       LONG-TERM DEBT

         Long-term debt at December 31, 1998, which consists of capital leases for equipment and insurance loans, is as follows:

         Insurance financing loans due in monthly installments through
           April 1999 with an interest rate of 9.4% per annum           $ 39,944
         Various equipment financing loans due in monthly
           installments through July 2001 with interest rates
           ranging from 8.88% to 12.67 % per annum                       238,049
                                                                        --------

                                                                         277,993
         Less: current maturities                                        160,566
                                                                        --------

         Long-term portion                                              $117,427
                                                                        --------

         Aggregate maturities of long-term debt for the year ending December 31, 1998 is as follows:

          1999                                                          $160,566
          2000                                                            77,889
          2001                                                            39,538
                                                                        --------

         Total                                                          $277,993
                                                                        --------

5.       BANK NOTE PAYABLE

         The Company's bank line of credit, with a New York bank, was converted to a secured offering basis loan during 1998. Interest on both the secured offering basis loan and line of credit is compounded at 1.5% above the bank's prime rate on the daily outstanding balance which was 9.25% at December 31, 1998. The loan payable is personally guaranteed by the Company's shareholder and collateralized by certain equipment. The outstanding balance at December 31, 1998 was $425,000.


6.       RELATED PARTY TRANSACTIONS

         The Company has an unsecured demand loan payable to its officer/shareholder with no definite terms of repayment. Interest is being paid at an annual rate of 6%. The outstanding balances at December 31, 1998 and September 30, 1999 were $161,887 an $530,007, respectively.

7.       LEASE COMMITMENTS

         The Company rents office space under noncancelable operating leases expiring September 30, 2007. At December 31, 1998 the minimum lease payments under the terms of the lease agreements are as follows:

                                    1999          $  316,075
                                    2000             330,629
                                    2001             335,480
                                    2002             335,480
                                    2003             350,034
                              Thereafter           1,330,819
                                                  ----------

                              Total               $2,998,517
                                                  ----------

         Total rent expense for the year ended 1998 was $362,958.


8.       EMPLOYEE BENEFIT PLAN

         The Company has a defined contribution plan (the "Plan") covering all of its eligible employees. The Plan was effective from September 1994 and is qualified under Section 401(k) of the Internal Revenue Code. Employees may begin participation in the Plan on the first day of the month following meeting eligibility requirements. Employees are eligible to participate in the Plan when they have completed one year of service and are 21 years of age or older. Participants are immediately vested in 100% of employee contributions. The Company does not make contributions to the Plan.

      (b)  Pro Forma Financial Information.


                UNAUDITED PRO FORMA POOLED FINANCIAL INFORMATION

Financial Statements

   The following unaudited pro forma pooled financial statements have been prepared to give effect to Razorfish's merger with International Integration Inc. ("i-Cube") and Razorfish's acquisition of Lee Hunt (the "mergers"), using the pooling of interests method of accounting. On January 27, 1999 Razorfish completed a two-for-one common stock split, in the form of a 100% stock dividend. All share and per share amounts have been adjusted to give retroactive effect to the two-for-one stock split.

   The unaudited pro forma pooled financial statements reflect assumptions deemed probable by management regarding the mergers. No adjustments to the unaudited pro forma pooled financial information have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information by the varying outcomes, individually or in the aggregate, would not be material.

   For purposes of the unaudited pro forma pooled statements of operations for the periods presented, Razorfish's and i-Cube's statements of operations for the fiscal year ended December 31, 1998 have been combined with Lee Hunt's statement of operations for the fiscal year ended December 31, 1998. Additionally, for purposes of the pro forma pooled statements of operations, Razorfish's and i-Cube's statements of operations for the nine month periods ended September 30, 1998 and 1999 have been combined with Lee Hunt's statement of operations for the nine month periods ended September 30, 1998 and 1999, respectively.

   Razorfish and i-Cube estimate they will incur combined aggregate direct transaction costs of approximately $18.8 million associated with that merger. Razorfish and Lee Hunt estimate they will incur combined aggregate direct transaction costs of approximately $1.8 million associated with that merger. These costs generally consist of transaction fees for investment bankers, attorneys, accountants, costs for integration activities and other related costs. These nonrecurring transaction costs will be charged to operations upon consummation of each transaction. An estimate for these charges has been reflected in the pro forma pooled balance sheet. There can be no assurance that the combined company will not incur additional charges or that management will be successful in its efforts to integrate the operations of theses companies.

   The unaudited pro forma pooled financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the mergers occurred at the beginning of the periods presented, or as of September 30, 1999, as the case may be, nor is it necessarily indicative of the financial position or results of operations of the merged companies in the future. Such unaudited pro forma pooled financial statements are based upon the respective historical consolidated financial statements of Razorfish, i-Cube and Lee Hunt, and do not incorporate, nor do they assume, any benefits from cost savings or synergies that the combined company may realize after the merger.



                    UNAUDITED PRO FORMA POOLED BALANCE SHEET
                               September 30, 1999




                                                                                                                       Pooled
                                              Razorfish,                                           Pooling           Razorfish,
                                                 Inc.           i-Cube          Lee Hunt         Adjustments            Inc.
                                              ----------       ---------        ---------        -----------         ----------
                                                                      (In thousands except share data)
Current Assets:
 Cash and cash equivalents ............       $  58,232        $  41,593        $     706        $      --           $ 100,531
 Accounts receivable, net .............          14,151           12,054            1,865               --              28,070
 Unbilled charges .....................           6,625            6,173               --               --              12,798
 Prepaid expenses and other current
  assets ..............................           1,967            1,771              146               --               3,884
 Deferred tax assets ..................              61              300               --               --                 361
 Due from affiliates ..................             365               --               --               --                 365
                                              ---------        ---------        ---------        ---------           ---------
 Total current assets .................          81,401           61,891            2,717               --             146,009

Property and equipment, net ...........           6,307            6,520            1,002               --              13,829
Intangibles, net ......................          81,741               --               --               --              81,741
Deferred tax assets ...................             798            9,541               --               --              10,339
Other assets ..........................           2,640            1,339               86               --               4,065
                                              ---------        ---------        ---------        ---------           ---------
 Total assets .........................       $ 172,887        $  79,291        $   3,805        $      --           $ 255,983
                                              =========        =========        =========        =========           =========

Current Liabilities:
 Accounts payable and accrued
  expenses ............................       $  12,255        $   9,982        $   4,329        $  12,360(b)        $  38,926
 Income taxes payable .................             318            2,646               --               --               2,964
 Deferred rent ........................             234               --              241               --                 475
 Advanced billings ....................           2,642              753              129               --               3,524

 Current portion of capital lease
  obligations .........................              27               --               --               --                  27
 Current portion of long-term
  obligations .........................              --              434              119               --                 553
 Deferred tax liabilities .............             573               --               --               --                 573
                                              ---------        ---------        ---------        ---------           ---------
 Total current liabilities ............          16,049           13,815            4,818           12,360              47,042

Long-term debt ........................             169            1,500               70               --               1,739
Capital lease obligations .............             152               --               --               --                 152
Minority interest .....................              26               --               --               --                  26
Other liabilities .....................           2,135               --               --               --               2,135
                                              ---------        ---------        ---------        ---------           ---------
 Total liabilities ....................          18,531           15,315            4,888           12,360              51,094
                                              ---------        ---------        ---------        ---------           ---------
Stockholders' equity:
 Preferred stock ......................              --               --               --               --                  --
 Common stock:
 Class A ..............................             508              400                1              (41)(a)             869
 Class B ..............................              --               --               --               --                  --
 Note receivable from officer .........              --             (533)              --               --                (533)
 Additional paid-in capital ...........         152,120           43,858              109               41(a)          196,127
 Cumulative foreign currency
  translation adjustments .............              22               88               --               --                 110
 Retained earnings ....................           2,294           20,163           (1,193)         (12,360)              8,904
 Less: Treasury stock .................            (588)              --               --               --                (588)
                                              ---------        ---------        ---------        ---------           ---------
  Total stockholders' equity ..........         154,356           63,976           (1,083)         (12,360)            204,899
                                              ---------        ---------        ---------        ---------           ---------
  Total liabilities and
   stockholders' equity ...............       $ 172,887        $  79,291            3,805        $      --           $ 255,983
                                              =========        =========        =========        =========           =========



 The accompanying notes and management's assumptions to the unaudited pro forma pooled
           financial statements are integral parts of this statement.







               UNAUDITED PRO FORMA POOLED STATEMENT OF OPERATIONS

                  For The Nine Months Ended September 30, 1999



                                                       Razorfish,                                       Pooling          Pooled
                                                          Inc.          i-Cube        Lee Hunt        Adjustments    Razorfish, Inc.
                                                                            (In thousands except per share data)
                                                       ----------     ---------      ---------        -----------    ---------------
Revenues ........................................      $  46,468      $  57,047      $  12,677        $    --          $ 116,192
Project personnel costs .........................         19,852         25,379         10,607             --             55,838
                                                       ---------      ---------      ---------        -------          ---------
Gross profit ....................................         26,616         31,668          2,070             --             60,354
Sales and marketing .............................          2,471          5,561            569             --              8,601
General and administrative ......................         17,059         13,816          1,496             --             32,371
Amortization of
 intangibles ....................................          2,529             --             --             --              2,529
Acquisition costs ...............................             --          3,445             --             --              3,445
Non-cash compensation
 expense ........................................            162             --             --             --                162
                                                       ---------      ---------      ---------        -------          ---------
Income (loss) from
 operations .....................................          4,395          8,846              5             --             13,246
Minority interest ...............................            (22)            --             --             --                (22)

Interest (income), net ..........................         (1,385)        (1,218)            40             --             (2,563)
                                                       ---------      ---------      ---------        -------          ---------
  Income (loss) before
   income taxes .................................          5,802         10,064            (35)            --             15,831
Provision for (benefit from)
 income taxes ...................................          3,731          3,815             --             --              7,546
                                                       ---------      ---------      ---------        -------          ---------
    Net (loss) income ...........................      $   2,071      $   6,249         (35) $             --          $   8,285
                                                       =========      =========      =========        =======          =========

Per share information:
  Net income (loss) per
   share:
    Basic .......................................      $    0.05      $    0.16             --        $    --          $    0.10
                                                       =========      =========      =========        =======          =========
    Diluted .....................................      $    0.04      $    0.13             --        $    --          $    0.09
                                                       =========      =========      =========        =======          =========
  Weighted average common shares outstanding:
    Basic .......................................         45,554         38,766             --         (3,596)(c)         80,724
                                                       =========      =========      =========        =======          =========
    Diluted .....................................         46,786         46,350             --         (4,544)(c)         88,592
                                                       =========      =========      =========        =======          =========


 The accompanying notes and management's assumptions to the unaudited pro forma pooled
           financial statements are integral parts of this statement.






               UNAUDITED PRO FORMA POOLED STATEMENT OF OPERATIONS

                  For The Nine Months Ended September 30, 1998



                                                      Razorfish,                                        Pooling          Pooled
                                                         Inc.          i-Cube         Lee Hunt        Adjustments    Razorfish, Inc.
                                                      ----------      --------        --------        -----------    ---------------
                                                                            (In thousands except per share data)
Revenues ........................................      $  9,118       $ 41,716        $  9,561        $     --          $ 60,395
Project personnel costs .........................         3,930         20,477           7,505              --            31,912
                                                       --------       --------        --------        --------          --------
Gross profit ....................................         5,188         21,239           2,056              --            28,483
Sales and marketing .............................           226          3,752             401              --             4,379
General and administrative ......................         3,256         10,825           2,244              --            16,325
Amortization of
 intangibles ....................................            65             --              --              --                65
Acquisition costs ...............................            --            786              --              --               786
Non-cash compensation
 expense ........................................         1,820             --              --              --             1,820
                                                       --------       --------        --------        --------          --------
Income (loss) from
 operations .....................................          (179)         5,876            (589)             --             5,108
Interest (income), net ..........................           165           (759)             62              --              (532)
                                                       --------       --------        --------        --------          --------
  Income (loss) before
   income taxes .................................          (344)         6,635            (651)             --             5,640
Provision for (benefit from)
 income taxes ...................................          (271)         3,101              --              --             2,830
                                                       --------       --------        --------        --------          --------
    Net (loss) income ...........................      $    (73)      $  3,534            (651)       $     --          $  2,810
                                                       ========       ========        ========        ========          ========

Per share information:
  Net income (loss) per

   share:
    Basic .......................................      $  (0.01)      $   0.10              --        $     --          $   0.06
                                                       ========       ========        ========        ========          ========
    Diluted .....................................      $  (0.01)      $   0.08              --        $     --          $   0.05
                                                       ========       ========        ========        ========          ========
  Weighted average common shares outstanding:
    Basic .......................................        18,314         33,764              --          (2,970)(c)        49,108
                                                       ========       ========        ========        ========          ========
    Diluted .....................................        18,314         41,598              --          (3,348)(c)        56,564
                                                       ========       ========        ========        ========          ========






 The accompanying notes and management's assumptions to the unaudited pro forma pooled
           financial statements are integral parts of this statement.




               UNAUDITED PRO FORMA POOLED STATEMENT OF OPERATIONS

                      For The Year Ended December 31, 1998



                                                      Razorfish,                                        Pooling          Pooled
                                                         Inc.          i-Cube         Lee Hunt        Adjustments    Razorfish, Inc.
                                                      ----------      --------        --------        -----------    ---------------
                                                                            (In thousands except per share data)
Revenues ........................................      $ 13,843       $ 56,793        $ 11,929        $     --           $ 82,565
Project personnel costs .........................         5,973         27,562           9,961              --             43,496
                                                       --------       --------        --------        --------           --------
Gross profit ....................................         7,870         29,231           1,968              --             39,069
Sales and marketing .............................           438          5,178             566              --              6,182
General and administrative ......................         4,693         14,551           3,016              --             22,260
Amortization of
 intangibles ....................................           107             --              --              --                107
Acquisition costs ...............................            --            786              --              --                786
Non-cash compensation
 expense ........................................         1,937             --              --              --              1,937
                                                       --------       --------        --------        --------           --------
Income (loss) from
 operations .....................................           695          8,716          (1,614)             --              7,797
Interest (income), net ..........................           241         (1,218)             84              --               (893)
                                                       --------       --------        --------        --------           --------
  Income (loss) before
   income taxes .................................           454          9,934          (1,698)             --              8,690
Provision for (benefit from)
 income taxes ...................................           455          4,388              --              --              4,843
                                                       --------       --------        --------        --------           --------
    Net (loss) income ...........................      $     (1)      $  5,546          (1,698)       $     --           $  3,847
                                                       ========       ========        ========        ========           ========

Per share information:
  Net income (loss) per
   share:
    Basic .......................................      $  (0.00)      $   0.16              --        $     --           $   0.08
                                                       ========       ========        ========        ========           ========
    Diluted .....................................      $  (0.00)      $   0.13              --        $     --           $   0.07
                                                       ========       ========        ========        ========           ========
  Weighted average common shares outstanding:
    Basic .......................................        18,448         34,726              --          (3,091)(c)         50,083
                                                       ========       ========        ========        ========           ========
    Diluted .....................................        18,448         42,650              --          (3,075)(c)         58,023
                                                       ========       ========        ========        ========           ========

 The accompanying notes and management's assumptions to the unaudited pro forma pooled financial statements are integral parts of this statement.



                          NOTES TO UNAUDITED PRO FORMA

                          POOLED FINANCIAL STATEMENTS

(a) Pro Forma Basis Of Presentation (in thousands except assumed conversion ratio)

   The unaudited pro forma pooled financial statements for the year ended December 31, 1998 reflect the combination of the financial statements of Razorfish, i-Cube and Lee Hunt for that year. The unaudited pro forma pooled statements of operations for the nine month periods ended September 30, 1998 and 1999 reflect the combination of the statements of earnings of Razorfish, i-Cube and Lee Hunt for those periods. No adjustments have been made in these pro forma pooled financial statements to conform the accounting policies of the combined company, as the nature and amounts of such adjustments are deemed insignificant.

   These unaudited pro forma combined condensed financial statements reflect the issuance of 34,946 shares of Razorfish Class A common stock in exchange for an aggregate of 39,938 shares of i-Cube common stock (outstanding as of September 30, 1999) in connection with that merger, based on an assumed Exchange Ratio of
0.875 and the issuance of 1,250 shares of Razorfish Class A common stock in exchange for all of the common stock of Lee Hunt in connection with that merger.



   Shares of i-Cube common stock outstanding as of September 30, 1999.. 39,938
   Exchange Ratio......................................................  0.875
                                                                        ------
   Number of shares of Razorfish Class A common stock exchanged for i-
    Cube common stock.................................................. 34,946
   Number of shares of Razorfish Class A common stock exchanged for Lee
    Hunt common stock..................................................  1,250
   Number of shares of Razorfish Class A common stock outstanding at
    September 30, 1999................................................. 50,709
                                                                        ------
   Number of shares of Razorfish Class A common stock outstanding at
    September 30, 1999 after giving effect to the merger............... 86,905
                                                                        ======



   The actual number of shares of Razorfish Class A common stock to be issued in connection with the merger with i-Cube will be determined at the Effective Time based on the number of shares of i-Cube common stock outstanding at that date and the Exchange Ratio.

(b) Pro Forma Combined Balance Sheet

   Razorfish, i-Cube and Lee Hunt estimate they will incur direct transaction costs of approximately $20.6 million associated with the mergers. These costs generally consist of transaction fees for investment bankers, attorneys, accountants, costs for integration activities and other related costs. These nonrecurring transaction costs will be charged to operations upon consummation of the merger. These charges have been reflected in the unaudited pro forma combined condensed balance sheet, net of related income taxes at an assumed rate of 40%.

                          NOTES TO UNAUDITED PRO FORMA

(c) Pro Forma Earnings Per Share

   The following table reconciles the number of shares used in the pro forma earnings per share computations to the number of shares set forth in Razorfish's and i-Cube's historical statements of earnings.


                                           Year Ended          Period Ended
                                          December 31,         September 30,
                                          ------------      ------------------
                                              1998          1998          1999
                                              ----          ----          ----
                                  (In thousands except assumed conversion ratio)
Shares used in calculations:
  Historical basic shares--
   Razorfish .........................        18,448        18,314        45,554
                                              ------        ------        ------
  Historical basic shares--
  i-Cube .............................        34,726        33,764        38,766
  Assumed conversion ratio ...........         0.875         0.875         0.875
                                              ------        ------        ------
  Additional basic shares ............        30,385        29,544        33,920
                                              ------        ------        ------
  Additional basic shares--
   Lee Hunt ..........................         1,250         1,250         1,250
                                              ------        ------        ------
  Pro forma combined basic
     shares ..........................        50,083        49,108        80,724
                                              ======        ======        ======
  Historical diluted shares--
   Razorfish .........................        18,448        18,314        46,786
                                              ------        ------        ------
  Additional diluted shares--
   Razorfish stock options ...........         1,006           602           --
                                              ------        ------        ------
  Historical diluted shares--
   i-Cube ............................        42,650        41,598        46,350
  Assumed conversion ratio ...........         0.875         0.875         0.875
                                              ------        ------        ------
  Additional diluted shares
   for merger ........................        37,319        36,398        40,556
                                              ------        ------        ------
  Additional diluted shares--
   Lee Hunt ..........................         1,250         1,250         1,250
                                              ------        ------        ------
    Pro forma combined
     diluted shares ..................        58,023        56,564        88,592
                                              ======        ======        ======




               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED POOLED
                             FINANCIAL INFORMATION

   The following unaudited pro forma condensed consolidated pooled financial statements for the nine months ended September 30, 1998 and 1999 and for the year ended December 31, 1998 have been derived from the application of pro forma adjustments to the historical consolidated financial statements of Razorfish (after giving effect to the mergers, using the pooling of interests method of accounting). The unaudited pro forma condensed consolidated pooled statement of operations information for the nine months ended September 30, 1998 and 1999 and the year ended December 31, 1998 gives effect to the acquisitions that Razorfish completed in 1998 and 1999 as if such transactions had occurred on January 1, 1998 and January 1, 1999.

   The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of what Razorfish's actual results of operations or financial condition would have been assuming the acquisitions that Razorfish completed in 1998 and 1999 had been completed on such dates, nor does it purport to be indicative of results of operations or financial condition that may be achieved in the future.

   Each of the acquisitions discussed in this section that Razorfish completed in 1998 and 1999 has been accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values. The excess purchase price over the fair value of net assets acquired, which equals $54.1 million for Spray, $0.8 million for Avalanche Systems, $23.6 million for Fuel/Tonga and an aggregate of $2.8 million for the other acquisitions, has been allocated to goodwill, customer lists and workforce. The estimated fair value of the net assets acquired from Spray was determined based on an independent third-party valuation and management's knowledge of current industry trends and transactions. Management considers such estimates to be reasonable.





                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED POOLED
                             STATEMENT OF OPERATIONS
                   For the Nine Months Ended September 30, 1999



                                                               Purchase
                                                              Accounting          Pro Forma
                              Pooled                            Pro Forma           Pooled
                          Razorfish, Inc.   Fuel/Tonga(a)      Adjustments      Razorfish, Inc.
                          ---------------   -------------      -----------      ---------------
                                         (In thousands except per share data)

Revenues ..............      $ 116,192       $   3,908         $    --            $ 120,100
Project personnel
 costs ................         55,838           2,280              --               58,118
                             ---------       ---------         ---------          ---------
Gross profit ..........         60,354           1,628              --               61,982
Sales and marketing ...          8,601             163              --                8,764
General and
 administrative .......         32,371             991              --               33,362
Amortization of
 intangibles ..........          2,529            --                 788(e)           3,317
Acquisition costs .....          3,445            --                --                3,445
Non-cash compensation
 expense ..............            162            --                --                  162
                             ---------       ---------         ---------          ---------
Income (loss) from
 operations ...........         13,246             474              (788)            12,932
Minority interest
 expense ..............            (22)           --                --                  (22)
Interest (income)
 expense, net .........         (2,563)             39              --               (2,524)
                             ---------       ---------         ---------          ---------
  Income (loss) before
   income taxes .......         15,831             435              (788)            15,478
Provision for (benefit

 from) income taxes ...          7,546              --              --                7,546
                             ---------       ---------         ---------          ---------
    Net income (loss) .      $   8,285       $     435         $    (788)         $   7,932
                             =========       =========         =========          =========
Per share information:
  Net income (loss) per
   share:
    Basic .............      $    0.10                                            $    0.10
                             =========                                            =========
    Diluted ...........      $    0.09                                            $    0.09
                             =========                                            =========
  Weighted average
   common shares
   outstanding
    Basic .............         80,724                             1,312(b)          82,036
                             =========                         =========          =========
    Diluted ...........         88,592                             1,312(b)          89,904
                             =========                         =========          =========




 The accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated pooled financial statements are integral parts of this statement.




                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         POOLED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1998




                                                                                        Purchase Accounting
                                             Historical                                Pro Forma Adjustments
                         ------------------------------------------------    ---------------------------------------
                          Pooled                                                                                          Pro Forma
                         Razorfish,                   Other                                                                 Pooled
                                                  Acquisitions    Fuel/                       Other          Fuel/        Razorfish,
                            Inc.      Spray(c)         (d)       Tonga(a)     Spray        Acquisitions      Tonga           Inc.
                         ---------    --------    ------------   --------    --------      ------------     --------      ----------
                                                    (In thousands except per share data)
Revenues ............    $ 60,395     $ 10,961      $  1,729     $  3,112    $   --         $   --          $   --         $ 76,197
Project personnel
 costs ..............      31,912        7,641         1,298        1,953        --             --              --           42,804
                         --------     --------      --------     --------    --------       --------        --------       --------
Gross profit ........      28,483        3,320           431        1,159        --             --              --           33,393
Sales and marketing .       4,379          509           164          190        --             --              --            5,242
General and
 administrative .....      16,325        3,782           653          632        --             --              --           21,392
Amortization of
 intangibles ........          65          219          --           --         2,179(e)          64(e)          887(e)       3,414
Restructuring costs .         786         --            --           --          --             --              --              786
Non-cash compensation
 expense ............       1,820         --            --           --          --             --              --            1,820
                         --------     --------      --------     --------    --------       --------        --------       --------
Income (loss) from
 operations .........       5,108       (1,190)         (386)         337      (2,179)           (64)           (887)           739
Interest (income)
 expense, net .......        (532)         (83)            5           (1)       --             --              --             (611)
                         --------     --------      --------     --------    --------       --------        --------       --------
 Income (loss) before
  income taxes ......       5,640       (1,107)         (391)         338      (2,179)           (64)           (887)         1,350
Provision (benefit)
 for income taxes ...       2,830         --            (181)          11        --             --              --            2,660
                         --------     --------      --------     --------    --------       --------        --------       --------
 Net income (loss) ..    $  2,810     $ (1,107)     $   (210)    $    327    $ (2,179)      $    (64)       $   (887)      $ (1,310)
                         ========     ========      ========     ========    ========       ========        ========       ========

Per share
 information:
 Net income (loss)
  per share:
 Basic ..............    $   0.06                                                                                          $  (0.02)
                         ========                                                                                          ========
 Diluted ............    $   0.05                                                                                          $  (0.02)
                         ========                                                                                          ========

Weighted average
 common shares
 outstanding:

 Basic ..............      49,108                                                             19,762(c)        1,312(b)      70,182
                         ========                                                           ========        ========       ========
 Diluted ............      56,564                                                             19,762(c)        1,312(b)      70,182
                         ========                                                           ========        ========       ========



 The accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated pooled financial statements are integral parts of this statement.




                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         POOLED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 1998



                                                                                           Pro Forma
                                             Historical                                   Adjustments
                          ------------------------------------------------   --------------------------------------       Pro Forma
                            Pooled                    Other                                                                 Pooled
                          Razorfish,               Acquisitions    Fuel/                      Other          Fuel/        Razorfish,
                             Inc.      Spray(c)        (d)        Tonga(a)     Spray        Acquisitions     Tonga           Inc.
                          ---------    --------    ------------   --------    --------      ------------    --------      ----------
                                                       (In thousands except per share data)

Revenues ..............   $  82,565    $ 15,402     $   1,729      $  5,351   $   --         $   --         $   --        $ 105,047
Project personnel
 costs ................      43,496       8,879         1,298         3,573       --             --             --           57,246
                          ---------    --------     ---------      --------   --------       --------       --------      ---------
Gross profit ..........      39,069       6,523           431         1,778       --             --             --           47,801
Sales and marketing ...       6,182         757           164         1,225       --             --             --            8,328
General and
 administrative .......      22,260       6,995           653           282       --             --             --           30,190
Amortization of
 intangibles ..........         107         331          --            --        2,905(e)          64(e)       1,182(e)       4,589
Restructuring costs ...         786        --            --            --         --             --             --              786
Non-cash compensation
 expense ..............       1,937        --            --            --         --             --             --            1,937
                          ---------    --------     ---------      --------   --------       --------       --------      ---------
Income (loss) from
 operations ...........       7,797      (1,560)         (386)          271     (2,905)           (64)        (1,182)         1,971
Interest (income)
 expense, net .........        (893)        (84)            5             4       --             --             --             (968)
                          ---------    --------     ---------      --------   --------       --------       --------      ---------
 Income (loss) before
  income taxes ........       8,690      (1,476)         (391)          267     (2,905)           (64)        (1,182)         2,939
Provision for income
 taxes ................       4,843        --            (181)            8       --             --             --            4,670
                          ---------    --------     ---------      --------   --------       --------       --------      ---------
 Net income (loss) ....   $   3,847    $ (1,476)    $    (210)     $    259   $ (2,905)      $    (64)      $ (1,182)     $  (1,731)
                          =========    ========     =========      ========   ========       ========       ========      =========

Per share information:
 Net income (loss) per
  share:
 Basic ................   $    0.08                                                                                       $   (0.02)
                          =========                                                                                       =========
 Diluted ..............   $    0.07                                                                                       $   (0.02)
                          =========                                                                                       =========

Weighted average common
 shares outstanding:
 Basic ................      50,083                                             19,762(c)        --            1,312(b)      71,157
                          =========                                           ========       ========       ========      =========
 Diluted ..............      58,023                                             19,762(c)        --            1,312(b)      71,157
                          =========                                           ========       ========       ========      =========




 The accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated pooled financial statements are integral parts of this statement.




          NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED POOLED
                             FINANCIAL STATEMENTS

      (a) Fuel/Tonga Acquisition

         On September 16, 1999, Razorfish Inc., acquired all of the issued and outstanding shares of capital stock of Fuel, Inc. and Tonga, Inc. in exchange for 1,312,000 shares of Class A Common Stock and $750,000 in cash A further contingent payment will be made if the combined revenue of Fuel and Tonga exceed $5,800,000. The payment will be equal to 3.8 times the revenue in excess of $5,800,000 but in no instance will this payment exceed $14,290,000.

         Set below is Razorfish's allocation of the purchase price of the Fuel and Tonga Acquisitions:



         Aggregate purchase price (in thousands, except share data):
         Common A shares (Assuming a share price of $17.5 a share and no
          contingence payment) .........................................      $ 22,960
         Cash ..........................................................           750
                                                                              --------
                                                                                23,710
         Less: net book value of assets acquired .......................           356
         Add: costs of acquisition .....................................          (250)
                                                                              --------
         Excess of costs over net book value of assets acquired
          allocated to goodwill ........................................      $ 23,604
                                                                              ========

         The estimated useful life of the goodwill associated with the acquisition is assumed to be 20 years.

      (b) The following summarizes how the amounts relating to the issuance of shares in connection with the Fuel/Tonga acquisition were determined:



         Total Class A Common Stock issued.......................                1,312
         Fair market value of common stock per share.............              $ 17.50
                                                                               -------
         Total value of Class A Common Stock issued..............               22,960
         Total Class A Common Stock issued.......................    1,312
         Par value of Class A Common Stock.......................    $0.01
                                                                     -----
         Adjustment to Class A Common Stock......................                   13
                                                                               -------
         Adjustment to additional paid-in capital................              $22,947
                                                                               =======


      (c) Spray Acquisition

         On January 5, 1999, Razorfish acquired all of the issued and outstanding shares of capital stock of Spray from Spray Ventures and Communicade in exchange for an aggregate of 19,762,068 shares of Common Stock (representing 50% of Razorfish's outstanding shares of Common Stock on a fully diluted basis after giving effect to this acquisition) and 50 shares of non-voting Class B Common Stock. In addition, Communicade received an option to purchase up to 10% of Razorfish's Common Stock pursuant to the Stockholders Agreement that was entered into in connection with this transaction.

         Set forth below is Razorfish's allocation of the purchase price of the Spray acquisition (in thousands):



        Aggregate purchase price ...........................................      $54,940
          Less: net book value of assets acquired ..........................          836

                                                                                  -------
        Excess of cost over net book value of assets acquired ..............      $54,104
                                                                                  =======
        Allocation of excess of cost over net book value of assets acquired:
          Goodwill .........................................................      $45,604
          Customer lists ...................................................        7,600
          Workforce ........................................................          900
                                                                                  -------
            Total ..........................................................      $54,104
                                                                                  =======



         The allocation of excess cost over net book value of assets acquired to the intangible assets relating to the Spray acquisition was determined based upon an independent third-party valuation. The estimated useful lives are as follows:



         Goodwill......................................................   20 years
         Customer lists................................................   16 years
         Workforce.....................................................    6 years

      (d) Other acquisitions

      Avalanche Systems acquisition

         On January 15, 1998, Razorfish purchased a 66 2/3% ownership interest of a newly formed corporation, Avalanche Solutions, Inc. In connection with this transaction, Avalanche Solutions acquired substantially all of the assets of Avalanche Systems, Inc. from Fleet Bank National Association and Fleet Bank Capital Corporation in a foreclosure sale. These assets were seized from Avalanche Systems, whose shareholders were the founders and holders of the remaining 33 1/3% of the capital stock of Avalanche Solutions. In April 1998, the founders of Avalanche Solutions surrendered their aggregate 33 1/3% ownership interest in Avalanche Solutions to Razorfish. The total cash consideration for all stock and net assets acquired was approximately $1,294,000.




         These acquisitions have been accounted for under the purchase method of accounting; accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on their respective acquisition dates. As a result of these acquisitions, Razorfish has recorded goodwill of approximately $789,000, which is the excess cost of net assets acquired and is being amortized over a useful life of 20 years. No pro forma adjustments have been reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Pooled Statement of Operations for the period of January 1, 1998 through January 15, 1998 as the effects are immaterial.

      CHBi acquisition

         On May 21, 1998, Razorfish acquired all of the outstanding stock of CHBi Limited for cash consideration of $2,028,000. Razorfish is required to make certain cash earn-out payments to the former shareholders of CHBi based upon the achievement of targeted operating performance of the company through May 2001. No earn-out payments have been earned to date. Further earn-out payments, if any, will be recorded as additional purchase price and, as such, a corresponding adjustment to goodwill. This acquisition was accounted for as a purchase; accordingly, the operating results of CHBi since June 1, 1998 have been included in Razorfish's consolidated financial statements.

      Plastic acquisition

         On June 26, 1998, Razorfish acquired substantially all of the assets of Alpha Online, Inc. d/b/a Plastic and Plasticweb for cash consideration of $686,000. Razorfish is required to make certain cash earn-out payments to the former shareholders of Plastic based upon the achievement of targeted operating performance of the company through December 2001. No earn-out payments have been earned to date. Further earn-out payments, if any, will be recorded as additional purchase price and, as such, a corresponding adjustment to goodwill. This acquisition was accounted for as a purchase; accordingly, the operating results of Plastic since June 1, 1998 have been included in Razorfish's consolidated financial statements.

            Media acquisition

         On July 30, 1998, Razorfish acquired substantially all of the assets of Titus Anspach Group, LLC d/b/a Media for cash consideration of $256,000. Razorfish is required to make certain cash earn-out payments to the former shareholders of Media based upon the achievement of targeted operating performance of the company through December 2001. No earn-out payments have been earned to date. Further earn-out payments, if any, will be recorded as additional purchase price and, as such, a corresponding adjustment to goodwill. This acquisition was accounted for as a purchase; accordingly, the operating results of Media since August 1, 1998 have been included in Razorfish's consolidated financial statements.

      Sunbather acquisition

         On October 26, 1998, Razorfish acquired substantially all of the assets of Sunbather Limited from an administrator appointed for the company for cash consideration of $289,653. This acquisition was accounted for as a purchase; accordingly, the purchase price has been allocated to the tangible and intangible net assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The operating results of Sunbather since October 1, 1998 have been included in Razorfish's consolidated financial statements.





         Set forth below are the unaudited results of operations for the companies that Razorfish acquired, other than Spray, for the period of January 1, 1998 through their respective acquisition dates:

                  For the Nine Months Ended September 30, 1998


                                                                                          Total
                                                                                          other
                                  CHBi        Sunbather      Plastic        Media      acquisitions
                                 -------      ---------      -------       -------     ------------
       Revenues ...........      $   786       $   499       $   284       $   160       $ 1,729
       Project personnel
        costs .............          552           373           256           117         1,298
                                 -------       -------       -------       -------       -------

       Gross profit .......          234           126            28            43           431
       Sales and marketing           125            14            23             2           164
       General and
        administrative ....          182           272           135            64           653
                                 -------       -------       -------       -------       -------
       Loss from operations          (73)         (160)         (130)          (23)         (386)
       Interest (income)
        expense, net ......         --               5          --            --               5
                                 -------       -------       -------       -------       -------
       Loss before income
        taxes .............          (73)         (165)         (130)          (23)         (391)
       Benefit for income
        taxes .............          (46)          (69)          (54)          (12)         (181)
                                 -------       -------       -------       -------       -------
       Net (loss) .........      $   (27)      $   (96)      $   (76)      $   (11)      $  (210)
                                 =======       =======       =======       =======       =======



                      For the Year Ended December 31, 1998


                                                                                          Total
                                                                                          other
                                   CHBi        Sunbather      Plastic        Media     acquisitions
                                  -------      ---------      -------       -------    ------------
       Revenues ............      $   786       $   499       $   284       $   160       $ 1,729
       Project personnel
        costs ..............          552           373           256           117         1,298
                                  -------       -------       -------       -------       -------
       Gross profit ........          234           126            28            43           431
       Sales and marketing .          125            14            23             2           164
       General and
        administrative .....          182           272           135            64           653
                                  -------       -------       -------       -------       -------
       Loss from operations           (73)         (160)         (130)          (23)         (386)
       Interest expense, net         --               5          --            --               5
                                  -------       -------       -------       -------       -------
       Loss before income
        taxes ..............          (73)         (165)         (130)          (23)         (391)
       Benefit for income
        taxes ..............          (46)          (69)          (54)          (12)         (181)
                                  -------       -------       -------       -------       -------
       Net (loss) ..........      $   (27)      $   (96)      $   (76)      $   (11)      $  (210)
                                  =======       =======       =======       =======       =======



      (e) Amortization of intangibles:



                                                              Nine Months Ended
                                            Year Ended          September 30,
                                            December 31,   ---------------------
                                               1998           1998         1999
                                           -------------   ---------    --------
       Amortization of Spray
        intangibles....................       $2,905       $   2,179    $   --
       Amortization of other
        acquisitions' goodwill prior to
        their respective acquisition
        dates..........................           64              64        --
       Amortization of Fuel/Tonga
        intangibles....................        1,182             887        788

                                              ------       ---------    -------
         Total pro forma goodwill
          adjustments..................       $4,151       $   3,130    $   788
                                              ======       =========    =======



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RAZORFISH, INC.




                                    By:   /s/ Jeffrey A. Dachis
                                        -----------------------------
                                          Jeffrey A. Dachis
                                          President and Chief Executive Officer

Date:  February 14, 2000